UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022
Austerlitz Acquisition Corporation II
(Exact name of Registrant as Specified in its Charter)

Cayman Islands	001-40112	98-1583275
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of principal executive offices)

(702) 323-7330
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share and one-fourth of one Warrant	ASZ.U	New York Stock Exchange
Class A Ordinary Shares, par value $0.0001 per share	ASZ	New York Stock Exchange
Warrants, each whole Warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share		NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report on Form 8-K related to the amendment of the Trust Agreement (as defined below) is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the extraordinary general meeting of the shareholders of Austerlitz Acquisition Corporation II (the “Company”) held on November 22, 2022 (the “Shareholder Meeting”) shareholders of the Company approved (i) the amendment to the Company’s Memorandum and Articles of Association by adopting the second amended and restated memorandum and articles of association (the “Second Amended and Restated Memorandum and Articles of Association”) to change the date by which the Company must consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, which we refer to as our initial business combination, from March 2, 2023 (the “Original Termination Date”) to November 22, 2022 (the “Amended Termination Date”) and (ii) an amendment to the Investment Management Trust Agreement, dated March 2, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee (the “Trust Agreement”), to allow the Company to change the date on which Continental must commence liquidation of the trust account established in connection with the Company’s initial public offering (the “IPO”)(the “Trust Account”) to November 22, 2022.

The Second Amended and Restated Memorandum and Articles of Association became automatically effective with the approval of the Charter Amendment Proposal (as defined below) at the Shareholder Meeting. The foregoing descriptions of the Second Amended and Restated Memorandum and Articles of Association and the amendment to the Trust Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 3.1 and 10.1, respectively, which are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Shareholder Meeting, a total of 150,211,204 (76.19%) of the Company’s issued and outstanding ordinary shares (the “Ordinary Shares”) held of record at the close of business on October 28, 2022, the record date for the Shareholder Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s shareholders voted on the following proposals (collectively, the “Proposals”) at the Shareholder Meeting, which are described in more detail in the definitive proxy statement of the Company filed with the Securities and Exchange Commission on October 28, 2022 (as supplemented from time to time, the “Proxy Statement”).

Proposal No. 1 – The Charter Amendment Proposal – to amend and restate the Company’s Memorandum and Articles of Association by adopting the Second Amended and Restated Memorandum and Articles of Association to change the date by which the Company must consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, which we refer to as our initial business combination, from the Original Termination Date to the Amended Termination Date (the “Charter Amendment Proposal”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
150,111,741	61,558	37,905	N/A

Proposal No. 2 – The Trust Amendment Proposal – to amend the Trust Agreement, by and between the Company and Continental, pursuant to an amendment to the Trust Agreement in the form set forth in Annex B of the Proxy Statement, to change the date on which Continental must commence liquidation of the trust account established in connection with the Company’s IPO to November 22, 2022 (the “Trust Amendment Proposal”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
120,540,312	61,558	37,905	N/A

As there were sufficient votes to approve the Proposals, the “Adjournment Proposal” described in the Proxy Statement was not presented to shareholders.

Item 8.01.	Other Events.

Since the Proposals were approved, and because the Company will not be able to complete an initial business combination by the Amended Termination Date, the Company will be obligated to redeem all issued and outstanding Class A Ordinary Shares issued in the IPO (the “Public Shares”) as promptly as reasonably possible but not more than ten business days after the Amended Termination Date (the “Mandatory Redemption”) and the Company’s warrants will expire worthless. The Company expects to complete the Mandatory Redemption on or around December 2, 2022 at a per-share redemption price of $10.00.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
3.1	Second Amended and Restated Memorandum and Articles of Association
10.1	Amendment to the Trust Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Austerlitz Acquisition Corporation II
Date:	November 22, 2022	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	General Counsel and Corporate Secretary